                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                   STATE OF                                       PERCENTAGE
               COMPANY NAME                      INCORPORATION              TAX I.D.               OWNERSHIP
               ------------                      -------------              --------               ---------
Citizens Insurance Company of
America                                            Colorado                84-0583103             100% Direct

Insurance Investors, Inc.                            Texas                 74-1458561             100% Indirect

Industrial Benefits, Inc.                            Texas                 76-0159854             100% Indirect

Computing Technology, Inc.                         Colorado                84-1037266             100% Indirect

American Liberty Exploration Corporation
                                                   Louisiana               72-0895903             100% Indirect

American Liberty Exploration Corporation,
1981-1                                             Louisiana               72-0914867             100% Indirect

American Liberty Exploration Corporation,
1982-1                                             Louisiana               72-0928484             100% Indirect

Funeral Homes of America, Inc.                     Louisiana               72-1148400             100% Indirect

United Security Life Insurance Company
                                                  Mississippi              64-0442514             100% Indirect

National Security Life and Accident
Insurance Co.                                        Texas                 75-0947122             100% Indirect

Central Investors Life Insurance Company
of Illinois                                        Illinois                37-0862705             100% Indirect